Filed Pursuant to Rule 424(b)(3)

Registration No. 333-63602-05

SUPPLEMENT

To Prospectus Supplement dated September 26, 2001

$1,016,530,100 (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series 2001-15A

Structured Asset Securities Corporation

Depositor

Aurora Loan Services Inc.

 Master Servicer

On September 28, 2001, the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15A (the “Certificates”) were issued in an original aggregate principal amount of approximately $1,016,530,100.  Each Certificate represented an undivided interest in the Trust Fund created pursuant to a Trust Agreement dated as of September 1, 2001 by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, and The Chase Manhattan Bank, as Trustee.  This Supplement to the above-referenced Prospectus Supplement (the “Prospectus Supplement”) supplements and updates certain of the information with respect to the mortgage loans.  Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

The information contained in the attached monthly report to Certificateholders is to be read as part of the Prospectus Supplement.

The Date of this Supplement is December 17, 2003.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A
Statement to Certificateholders November 25, 2003

DISTRIBUTION IN DOLLARS
CLASS	ORIGINAL FACE VALUE	BEGINNING PRINCIPAL BALANCE	PRINCIPAL	INTEREST	TOTAL	REALIZED LOSSES	DEFERRED INTEREST	ENDING PRINCIPAL BALANCE
IA1	132,087,000.00	13,793,153.78	2,927,004.02	66,092.20	2,993,096.22	0.00	0.00	10,866,149.76
IIA1	250,000,000.00	49,663,703.56	5,542,003.76	269,011.73	5,811,015.49	0.00	0.00	44,121,699.80
IIA2	191,995,000.00	38,140,731.07	4,256,148.05	182,757.67	4,438,905.72	0.00	0.00	33,884,583.02
IIIA1	44,959,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
IIIA2	29,972,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
IIIA3	32,115,000.00	9,995,192.24	2,347,072.51	50,808.89	2,397,881.40	0.00	0.00	7,648,119.73
IVA1	56,720,000.00	7,807,396.87	369,566.37	39,036.98	408,603.35	0.00	0.00	7,437,830.50
VA1	236,794,000.00	116,369,532.50	2,602,987.14	252,720.35	2,855,707.49	0.00	0.00	113,766,545.36
B1	28,210,000.00	19,902,687.35	815,969.17	98,592.09	914,561.26	0.00	0.00	19,086,718.18
B2	5,128,000.00	3,617,900.78	148,326.48	17,922.02	166,248.50	0.00	0.00	3,469,574.30
B3	8,717,000.00	6,150,007.98	252,137.65	30,465.34	282,602.99	0.00	0.00	5,897,870.33
B4	3,076,000.00	2,170,176.05	88,972.75	10,750.42	99,723.17	0.00	0.00	2,081,203.30
B5	3,076,000.00	2,170,176.05	88,972.75	10,750.42	99,723.17	0.00	0.00	2,081,203.30
B6	3,092,120.00	1,971,817.69	80,840.46	9,767.81	90,608.27	0.00	0.00	1,890,977.23
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTALS	1,025,941,220.00	271,752,475.92	19,520,001.11	1,038,675.92	20,558,677.03	0.00	0.00	252,232,474.81

IA2	30,269,113.00	3,702,907.59	0.00	17,658.20	17,658.20	0.00	0.00	2,805,571.50
IIA3	441,995,000.00	87,804,434.63	0.00	63,782.88	63,782.88	0.00	0.00	78,006,282.83
IIIA4	107,046,000.00	9,995,192.24	0.00	8,928.89	8,928.89	0.00	0.00	7,648,119.73
IVA2	11,740,524.00	2,077,751.26	0.00	10,388.76	10,388.76	0.00	0.00	1,997,741.00
VA2	236,794,000.00	116,369,532.50	0.00	96,004.86	96,004.86	0.00	0.00	113,766,545.36

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.

The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A
Statement to Certificateholders

November 25, 2003

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE

PASS-THROUGH RATES

		BEGINNING				ENDING		CURRENT PASS-
CLASS	CUSIP	PRINCIPAL	PRINCIPAL	INTEREST	TOTAL	PRINCIPAL	CLASS	THRU RATE
IA1	86358RKR7	104.42476383	22.15966764	0.50036870	22.66003634	82.26509619	IA1	5.750000%
IIA1	86358RKT3	198.65481424	22.16801504	1.07604692	23.24406196	176.48679920	IIA1	6.500000%
IIA2	86358RKU0	198.65481429	22.16801505	0.95188765	23.11990271	176.48679924	IIA2	5.750000%
IIIA1	86358RKW6	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	IIIA1	4.670000%
IIIA2	86358RKX4	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	IIIA2	5.250000%
IIIA3	86358RKY2	311.23127012	73.08337257	1.58209217	74.66546474	238.14789756	IIIA3	6.100000%
IVA1	86358RLA3	137.64804073	6.51562712	0.68824013	7.20386724	131.13241361	IVA1	6.000000%
VA1	86358RLC9	491.43784260	10.99262287	1.06725825	12.05988112	480.44521973	VA1	2.606047%
B1	86358RLE5	705.51887097	28.92481992	3.49493407	32.41975399	676.59405105	B1	5.944449%
B2	86358RLF2	705.51887285	28.92482059	3.49493370	32.41975429	676.59405226	B2	5.944449%
B3	86358RLG0	705.51886888	28.92481932	3.49493404	32.41975336	676.59404956	B3	5.944449%
B4	N/A	705.51887191	28.92482120	3.49493498	32.41975618	676.59405072	B4	5.944449%
B5	N/A	705.51887191	28.92482120	3.49493498	32.41975618	676.59405072	B5	5.944449%
B6	N/A	637.69119245	26.14402416	3.15893626	29.30296043	611.54716829	B6	5.944449%
R	86358RLH8	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	R	5.750000%
TOTALS		264.88113609	19.02643225	1.01241270	20.03884494	245.85470385

IA2	86358RKS5	122.33287411	0.00000000	0.58337355	0.58337355	92.68760205	IA2	5.750000%
IIA3	86358RKV8	198.65481426	0.00000000	0.14430679	0.14430679	176.48679924	IIA3	0.871704%
IIIA4	86358RKZ9	93.37286998	0.00000000	0.08341171	0.08341171	71.44703894	IIIA4	1.071983%
IVA2	86358RLB1	176.97261724	0.00000000	0.88486340	0.88486340	170.15773742	IVA2	6.000000%
VA2	86358RLD7	491.43784260	0.00000000	0.40543620	0.40543620	480.44521973	VA2	0.990000%

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.

The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A

November 25, 2003

Total Scheduled Principal Amounts	221,598.25
Group 1 Scheduled Principal Amounts	12,798.40
Group 2 Scheduled Principal Amounts	83,608.64
Group 3 Scheduled Principal Amounts	3,754.61
Group 4 Scheduled Principal Amounts	2,061.87
Group 5 Scheduled Principal Amounts	119,374.73
Total Unscheduled Principal Amounts	19,298,402.84
Group 1 Unscheduled Principal Amounts	3,235,074.49
Group 2 Unscheduled Principal Amounts	10,527,529.28
Group 3 Unscheduled Principal Amounts	2,634,265.75
Group 4 Unscheduled Principal Amounts	406,592.40
Group 5 Unscheduled Principal Amounts	2,494,940.92
Total Net Liquidation Proceeds	0.00
Group 1 Net Liquidation Proceeds	0.00
Group 2 Net Liquidation Proceeds	0.00
Group 3 Net Liquidation Proceeds	0.00
Group 4 Net Liquidation Proceeds	0.00
Group 5 Net Liquidation Proceeds	0.00
Total Insurance Proceeds	0.00
Group 1 Insurance Proceeds	0.00
Group 2 Insurance Proceeds	0.00
Group 3 Insurance Proceeds	0.00
Group 4 Insurance Proceeds	0.00
Group 5 Insurance Proceeds	0.00
Aggregate Advances	0.00
Group 1 Aggregate Advances	0.00
Group 2 Aggregate Advances	0.00
Group 3 Aggregate Advances	0.00
Group 4 Aggregate Advances	0.00
Group 5 Aggregate Advances	0.00
Ending Principal Balance	252,232,477.67
Group 1 Ending Principal Balance	13,925,125.04
Group 2 Ending Principal Balance	92,936,060.53
Group 3 Ending Principal Balance	10,180,715.71
Group 4 Ending Principal Balance	9,234,157.62
Group 5 Ending Principal Balance	125,956,418.77

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.
The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A

November 25, 2003

Group 1 Weighted Average Rate	7.366257%
Group 2 Weighted Average Rate	7.045917%
Group 3 Weighted Average Rate	7.171983%
Group 4 Weighted Average Rate	7.597692%
Group 5 Weighted Average Rate	3.596047%
Current Period Realized Losses	0.00
Group 1 Current Period Realized Losses	0.00
Group 2 Current Period Realized Losses	0.00
Group 3 Current Period Realized Losses	0.00
Group 4 Current Period Realized Losses	0.00
Group 5 Current Period Realized Losses	0.00
Fraud Loss Limit	30,773,196.61
Bankruptcy Loss Loss Limit	534,345.22
Special Hazard Loss Loss Limit	19,417,331.25
Bankruptcy Losses	0.00
Group 1 Bankruptcy Losses	0.00
Group 2 Bankruptcy Losses	0.00
Group 3 Bankruptcy Losses	0.00
Group 4 Bankruptcy Losses	0.00
Group 5 Bankruptcy Losses	0.00
Fraud Losses	0.00
Group 1 Fraud Losses	0.00
Group 2 Fraud Losses	0.00
Group 3 Fraud Losses	0.00
Group 4 Fraud Losses	0.00
Group 5 Fraud Losses	0.00
Special Hazard Losses	0.00
Group 1 Special Hazard Losses	0.00
Group 2 Special Hazard Losses	0.00
Group 3 Special Hazard Losses	0.00
Group 4 Special Hazard Losses	0.00
Group 5 Special Hazard Losses	0.00
Servicing Fees	84,843.99
Master Servicing Fee (including Retained Interest)	706.60
Trustee Fees	226.46
Class ia1 Insurance Premium	919.54

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.
The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A

November 25, 2003

Sec. 4.03(ix)Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

Group 1
Category	Number	Principal Balance	Percentage
1 Month	0	0.00	0.00%
2 Month	0	0.00	0.00%
3 Month	0	0.00	0.00%
Total	0	0.00	0.00%

	Group 2
Category	Number	Principal Balance	Percentage
1 Month	8	4,243,848.18	4.57%
2 Month	1	360,000.00	0.39%
3 Month	2	2,997,710.07	3.23%
Total	11	7,601,558.25	8.19%

Group 3

Category	Number	Principal Balance	Percentage
1 Month	0	0.00	0.00%
2 Month	0	0.00	0.00%
3 Month	0	0.00	0.00%
Total	0	0.00	0.00%

Group 4
Category	Number	Principal Balance	Percentage
1 Month	1	292,376.43	3.17%
2 Month	0	0.00	0.00%
3 Month	0	0.00	0.00%
Total	1	292,376.43	3.17%

Group 5

Category	Number	Principal Balance	Percentage
1 Month	0	0.00	0.00%
2 Month	0	0.00	0.00%
3 Month	0	0.00	0.00%
Total	0	0.00	0.00%

Group Totals

Category	Number	Principal Balance	Percentage
1 Month	9	4,536,224.61	1.80%
2 Month	1	360,000.00	0.14%
3 Month	2	2,997,710.07	1.19%
Total	12	7,893,934.68	3.13%

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.
The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A
November 25, 2003

Number and Aggregate Principal Amounts of Mortgage Loans in Foreclosure

Group 1
Number	Principal Balance	Percentage
0	0.00	0.00%

Group 2
Number	Principal Balance	Percentage
3	1,311,860.51	1.41%

Group 3
Number	Principal Balance	Percentage
1	280,000.00	2.75%

Group 4
Number	Principal Balance	Percentage
0	0.00	0.00%

Group 5
Number	Principal Balance	Percentage
0	0.00	0.00%

Group Totals
Number	Principal Balance	Percentage
4	1,591,860.51	0.63%

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.
The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A
November 25, 2003

Sec. 4.03(x)Number and Aggregate Principal Amounts of REO Loans

Group 1
Number	Principal Balance	Percentage
1	133,935.94	0.96%

Group 2
Number	Principal Balance	Percentage
1	297,180.81	0.32%

Group 3
Number	Principal Balance	Percentage
1	600,000.00	5.89%

Group 4
Number	Principal Balance	Percentage
0	0.00	0.00%

Group 5
Number	Principal Balance	Percentage
1	264,552.32	0.21%

Group Totals
Number	Principal Balance	Percentage
4	1,295,669.07	0.51%

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction.
The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A

November 25, 2003

Aggregate Outstanding Interest Shortfalls Class ia1 shortfall	0.00
Class ia2 shortfall	0.00
Class iia1 shortfall	0.00
Class iia2 shortfall	0.00
Class iia3 shortfall	0.00
Class iiia1 shortfall	0.00
Class iiia2 shortfall	0.00
Class iiia3 shortfall	0.00
Class iiia4 shortfall	0.00
Class iva1 shortfall	0.00
Class iva2 shortfall	0.00
Class va1 shortfall	0.00
Class va2 shortfall	0.00
Class b1 shortfall	0.00
Class b2 shortfall	0.00
Class b3 shortfall	0.00
Class b4 shortfall	0.00
Class b5 shortfall	0.00
Class b6 shortfall	0.00
Class r shortfall	0.00
Sec. 4.03(viv)Aggregate Outstanding Prepayment Interest Shortfalls Class ia1 shortfall	0.00
Class ia2 shortfall	0.00
Class iia1 shortfall	0.00
Class iia2 shortfall	0.00
Class iia3 shortfall	0.00
Class iiia1 shortfall	0.00
Class iiia2 shortfall	0.00
Class iiia3 shortfall	0.00
Class iiia4 shortfall	0.00
Class b1 shortfall	0.00
Class b2 shortfall	0.00
Class b3 shortfall	0.00
Class b4 shortfall	0.00
Class b5 shortfall	0.00
Class b6 shortfall	0.00
Class r shortfall	0.00
Total Relief Act	0.00
Class ia1 Relief Act Shortfall	0.00
Class ia2 Relief Act Shortfall	0.00

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction. The rate change was due to fee imposed on loan 50078 per Aurora.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-15A
November 25, 2003

Class iia1 Relief Act Shortfall	0.00
Class iia2 Relief Act Shortfall	0.00
Class iia3 Relief Act Shortfall	0.00
Class iiia1 Relief Act Shortfall	0.00
Class iiia2 Relief Act Shortfall	0.00
Class iiia3 Relief Act Shortfall	0.00
Class iiia4 Relief Act Shortfall	0.00
Class iva1 Relief Act Shortfall	0.00
Class iva2 Relief Act Shortfall	0.00
Class iva1 Relief Act Shortfall	0.00
Class iiia4 Relief Act Shortfall	0.00
Class b1 Relief Act Shortfall	0.00
Class b2 Relief Act Shortfall	0.00
Class b3 Relief Act Shortfall	0.00
Class b4 Relief Act Shortfall	0.00
Class b5 Relief Act Shortfall	0.00
Class b6 Relief Act Shortfall	0.00
Class r Relief Act Shortfall	0.00

Class IA2 Interest has been reduced $84.9 due to a Group 1 Net Wac correction. The rate change was due to fee imposed on loan 50078 per Aurora.